Exhibit 1

AMENDMENT NO. 3 TO
THIRD AMENDED AND RESTATED
DISTRIBUTION AGREEMENT

May 7, 2014

Lampert Capital Markets, Inc.
477 Madison Avenue, Ste. 230
New York, NY 10022
Attention: Randy Lampert
& Mark Nauman

Dear Sir:

Reference is hereby made to that certain Third Amended and Restated Distribution Agreement dated August 3, 2012 (the “2012 Agreement”), as amended by Amendment No. 1 to Third Amended and Restated Distribution Agreement dated August 5, 2013 (“Amendment No. 1”) and by an Assignment and Assumption of and Amendment No. 2 to Third Amended and Restated Distribution Agreement dated February 13, 2014 (“Amendment No. 2” and together with Amendment No. 1 and the 2012 Agreement, the “Third Amended Distribution Agreement”) between ALLETE, Inc. (the “Company”) and Lampert Capital Markets, Inc., as successor to KCCI, Ltd., as agent. Such parties desire to amend the Third Amended Distribution Agreement as hereinafter set forth. Accordingly, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree to amend the Third Amended Distribution Agreement as set forth below:

I.    Amendments

1.    All references in the Third Amended Distribution Agreement to “this Agreement” (including similar references in the 2012 Agreement such as “herein”) shall now mean the Third Amended Distribution Agreement, as amended by this Amendment No. 3 to the Third Amended and Restated Distribution Agreement (“Amendment No. 3”).

2.    The third paragraph of the 2012 Agreement, as amended by Amendment No. 1 and Amendment No. 2, is further amended by deleting the reference to “the prospectus supplement, to be dated February 18, 2014” in the definition of “Prospectus Supplement” and replacing it with “the prospectus supplement to be dated May 9, 2014”.

3.    Section 2(b) of the 2012 Agreement is amended and restated as follows:

The Purchase Date in respect of the Remaining Shares deliverable pursuant to any Transaction Notice shall occur on the Exchange Business Day next following the date on which such Transaction Notice is accepted if such acceptance occurs by 4:30 P.M. (New York time) on such acceptance date; provided that if a Transaction Notice is accepted prior to 8:30 A.M. (New York time) on an Exchange Business Day (or by such later time as the Company may agree in its sole discretion), the Purchase Date in respect of such Remaining Shares shall be on such date of acceptance. The compensation to Lampert for each Transaction shall be up to one percent (1.0%) of the Gross Sales Price, as mutually agreed to in writing by the Company and Lampert. The “Net Sales Price” shall be the Gross Sales Price less Lampert’s commission.

4.    Section 3(b) of the 2012 Agreement, as amended by Amendment No. 1 and Amendment No. 2, is further amended and restated as follows:

Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold the Shares contemplated by the Prior Distribution Agreement or this Agreement by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer and sale of the Shares, in each case other than (i) the Prospectus, (ii) the Company’s prospectus supplement, dated February 19, 2008 and accompanying prospectus dated December 10, 2007, (iii) the Company’s prospectus supplement, dated February 27, 2009 and accompanying prospectus dated December 10, 2007, (iv) the Company’s prospectus supplement, dated February 18, 2011 and accompanying prospectus dated November 2, 2010, (v) the Company’s prospectus supplement, dated August 3, 2012 and accompanying prospectus dated November 2, 2010, (vi) the Company’s prospectus supplement, dated August 5, 2013 and accompanying prospectus dated August 2, 2013 and (vii) the Company’s prospectus supplement, dated February 18, 2014 and accompanying prospectus dated August 2, 2013 (the documents specified in clauses (ii) through (vii), collectively, the “Prior Prospectuses”); the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act in connection with the offer and sale of the Shares; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Remaining Shares contemplated by the Registration Statement.

5.    Section 3(d) of the 2012 Agreement, as amended by Amendment No. 1, is amended by deleting the reference to “April 29, 2013” with respect to the existing order of the Minnesota Public Utilities Commission and replacing it with “April 25, 2014”.

6.    Exhibits A, B, C and D to the 2012 Agreement, as amended by Amendment No. 1 and Amendment No. 2, are each amended to include references to Amendment No. 3 and to make the other changes set forth therein, and are restated and set forth in their entirety as Exhibits A, B, C and D, respectively, to Amendment No. 3.

II.    Governing Law; Construction

THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. The Section headings in Amendment No. 3 have been inserted as a matter of convenience of reference and are not a part of Amendment No. 3.

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III.    Counterparts

This Amendment No. 3 may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth the understanding among ALLETE, Inc. and Lampert Capital Markets, Inc., please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between ALLETE, Inc. and Lampert Capital Markets, Inc.

Very truly yours,

ALLETE, Inc.

By:	/s/ Steven Q. DeVinck
Name:	Steven Q. DeVinck
Title:	Senior Vice President and Chief Financial Officer

Accepted and agreed to as of the
date first above written:

Lampert Capital Markets, Inc.

By:	/s/ S. Randy Lampert
Name:	S. Randy Lampert
Title:	Chairman of the Board

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Exhibit A

TRANSACTION NOTICE

____________, 20__

Lampert Capital Markets, Inc.
477 Madison Avenue, Ste. 230
New York, NY 10022
Attention: Randy Lampert
& Mark Nauman

Reference is made to Third Amended and Restated Distribution Agreement, dated August 3, 2012, as amended by Amendment No. 1 to Third Amended and Restated Distribution Agreement, dated August 5, 2013, by an Assignment and Assumption of and Amendment No. 2 to Third Amended and Restated Distribution Agreement, dated February 13, 2014, and by Amendment No. 3 to Third Amended and Restated Distribution Agreement, dated May 7, 2014 between ALLETE, Inc. (the “Company”) and Lampert Capital Markets, Inc., as successor to KCCI, Ltd., as agent. The Company confirms that all conditions to the delivery of this Transaction Notice are satisfied as of the date hereof.

Purchase Date (determined pursuant to Section 2(a)): ________________.

Settlement Date
Specified Number of Shares (maximum)
Limit Price	$
Fee/Commission	$

Floor Price (Adjustable by Company): $____ per share.

Comments: ___________________________________________________________________.

ALLETE, Inc.

By: __________________________
Its: _________________________

ACCEPTED BY:

Lampert Capital Markets, Inc.

By: __________________________
Its: _________________________

Exhibit B
ALLETE, Inc.
Duluth, Minnesota
CERTIFICATE
[Date]
ALLETE, Inc. (the “Company”) hereby certifies that on the date hereof:
1.To the best of the knowledge of the officer executing this certificate, no stop order suspending the effectiveness of the Registration Statement is in effect; no order of the Commission directed to the adequacy of any Incorporated Document is in effect; no proceedings for either such purpose are pending before, or to the knowledge of the Company threatened by, the Commission; and no notice of objection by the Commission to the use of the Registration Statement or any post‑effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company and not removed.

2.There has been issued and is in full force and effect an order of the MPUC dated _____________ with respect to the petition filed by the Company with the MPUC seeking approval of the Company’s capital structure and authorization to issue the Remaining Shares.

3.Since the respective dates as of which information is given in the Registration Statement and up to the date hereof, there has not been any change in the business, properties or assets or the results of operations, condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole, that would have, or would reasonably be expected to have, a Material Adverse Effect.

4.All of the obligations of the Company set forth in the Third Amended and Restated Distribution Agreement, dated August 3, 2012, as amended by Amendment No. 1 to Third Amended and Restated Distribution Agreement, dated August 5, 2013, by an Assignment and Assumption of and Amendment No. 2 to Third Amended and Restated Distribution Agreement, dated February 13, 2014, and by Amendment No. 3 to Third Amended and Restated Distribution Agreement, dated May 7, 2014 (collectively, the “Agreement”), between the Company and Lampert Capital Markets, Inc., as successor to KCCI, Ltd., as agent, which are to be performed on or prior to the date hereof have been duly performed as of the date hereof.

5.The Company shall not sell any Remaining Shares pursuant to the Agreement unless the price per share to be paid to the Company for the Remaining Shares shall be equal to or greater than $30.00 per share and the number of Remaining Shares sold on any given day shall not exceed the greater of (i) twenty percent (20%) of the trading volume in the Common Stock on the Exchange on the Purchase Date, or (ii) twenty percent (20%) of the average daily trading volume in the Common Stock on the Exchange for the ninety (90) trading days preceding the Purchase Date.

6.The Agreement executed by the Company has been approved by, or pursuant to the authority of, the Board of Directors of the Company.

Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Agreement.
ALLETE, Inc.
By:_____________________________

Exhibit C
[Letterhead of Deborah A. Amberg, Esq.]

[Date]
Lampert Capital Markets, Inc.
477 Madison Avenue, Ste. 230
New York, NY 10022

Ladies and Gentlemen:

Reference is made to the sale by ALLETE, Inc., a Minnesota corporation (“Company”), of up to 3,147,753 shares of its common stock, without par value (“Common Stock” or the “Shares”), pursuant to Third Amended and Restated Distribution Agreement, dated August 2, 2012, as amended by Amendment No. 1 to Third Amended and Restated Distribution Agreement, dated August 5, 2013, by an Assignment and Assumption of and Amendment No. 2 to Third Amended and Restated Distribution Agreement, dated February 13, 2014, and by an Amendment No. 3 to Third Amended and Restated Distribution Agreement, dated May 7, 2014 (collectively, the “Agreement”) between the Company and Lampert Capital Markets, Inc., as successor to KCCI, Ltd. (the “Agent”).
I advise you that I am General Counsel to the Company and have acted in that capacity in connection with the Agreement and the issuance and sale of the Shares pursuant to the Agreement and I (or attorneys in the Company’s legal department with whom I have consulted) have participated in the preparation of (a) Registration Statement No. 333‑190335, as filed by the Company with the Securities and Exchange Commission (“SEC”) for the registration of an indeterminate amount of Common Stock and one or more series of the Company’s first mortgage bonds under the Securities Act of 1933, as amended (the “Securities Act”); (b) the prospectus, dated August 2, 2013, constituting part of the Registration Statement, as amended and supplemented by a prospectus supplement, dated May 7, 2014, relating to the Shares (“Prospectus”); (c) the Agreement; and (d) the petition filed by the Company with the Minnesota Public Utilities Commission (“MPUC”), dated _____________, seeking approval of the Company’s capital structure and authorization to issue the Shares. In addition, I have reviewed the order issued by the MPUC, dated _____________ (“Order”), in response to said petition.
In furnishing this opinion, I have examined the Amended and Restated Articles of Incorporation, as amended (the “Charter”), and the Bylaws, as amended (“Bylaws”), of the Company, and have made such further investigation and examined such further documents and records of the Company and certificates of public officials as I have deemed necessary or appropriate for purposes of this opinion. I have also reviewed all corporate proceedings taken by the Company in respect of the authorization of the Agreement and the issuance and sale of the Shares thereunder.

For purposes of the opinions expressed below, I have assumed (i) the authenticity of all documents submitted to me as originals, (ii) the conformity to the originals of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies, (iii) the genuineness of all signatures other than on behalf of the Company, (iv) the legal capacity of natural persons, (v) the power, corporate or otherwise, of all parties other than the Company to enter into and to perform all of its obligations under such documents, and (vi) the due authorization, execution and delivery of all documents by all parties other than the Company.
For purposes of the opinions contained herein, I have made no independent investigation of the facts referred to herein, and with respect to such facts have relied, for the purpose of rendering this opinion and except as otherwise stated herein, exclusively on the statements contained and matters provided for in the Agreement and such other documents relating to the Agreement as I have deemed advisable, including the factual representations, warranties and covenants contained therein as made by the respective parties thereto and assumed that any such statement or representation that was given or dated on or prior to the date hereof continues to remain accurate and complete, insofar as relevant to my opinion, from such earlier date through and including the date of this opinion.
Upon the basis of my familiarity with these transactions and with the Company’s properties and affairs generally, I am of the opinion that:
1.The Company is a validly organized and existing corporation under the laws of the State of Minnesota and is duly qualified to do business, and is doing business, in that State.

2.The Company is a public utility corporation duly authorized by its Charter to conduct the business which it is now conducting as set forth in the Prospectus and the Company holds valid and subsisting franchises, licenses and permits authorizing it to carry on the utility business in which it is engaged.

3.The Shares have been duly authorized for issuance and sale and, upon delivery to the Agent against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and non‑assessable, and will not be subject to any preemptive or similar right.

4.The Order has been issued by the MPUC certifying the Company’s capital structure and to the best of my knowledge, said Order is still in full force and effect; and assuming the Company complies with the capital structure, equity ratio and other provisions of the Order, no further approval, authorization, consent or order of any public board or body (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which I express no opinion) is legally required for the authorization of the issuance and sale of the Shares, it being understood that any future authorizations of the MPUC referenced in Section 6(e) of the Agreement shall be addressed in a subsequent written opinion delivered pursuant to Section 6(e) of the Agreement.

5.The Registration Statement and the Prospectus (except as to the financial statements and other financial or statistical data contained therein, upon which I do not pass) comply as to form in all material respects with the requirements of the Securities Act and the applicable instructions, rules and regulations of the SEC thereunder; the Registration Statement has become, and at the date hereof the Registration Statement is, effective under the Securities Act, and to the best of my knowledge no proceedings for a stop order with respect thereto are pending or threatened under Section 8 of the Securities Act.

6.The statements set forth in the Prospectus under the caption “Description of Common Stock” constitute a summary of the securities, documents and instruments therein described, are accurate and fairly present the information contained therein in all material respects.

7.The Company has full power and authority to enter into the Agreement. The Agreement has been duly executed and delivered by the Company.

8.Each Significant Subsidiary (as defined in the Agreement), if any, is a validly organized and existing entity under the laws of the state of its organization and is duly qualified to do business, and is doing business, in such state and in each other state in which the failure to qualify would be material to the Company and its Subsidiaries (as defined in the Agreement), taken as a whole.

9.Other than as stated in the Registration Statement and the Prospectus, there are no pending legal proceedings to which the Company or any of its Subsidiaries is a party or of which property of the Company or any of its Subsidiaries is the subject, which depart from the ordinary routine litigation incident to the kind of business conducted by the Company or any such subsidiary, and which is reasonably likely to be determined adversely and, if determined adversely, would reasonably be expected to have a Material Adverse Effect (as defined in the Agreement) on the Company and its Subsidiaries, taken as a whole, and, to the best of my knowledge, no such proceedings are known to be contemplated by governmental authorities.

10.Neither the issue and sale by the Company of the Shares as contemplated by the Agreement nor the consummation by the Company of the other transactions contemplated by the Agreement conflicts with, or results in a breach of, the Charter or Bylaws of the Company or any agreement or instrument known to me to which the Company is a party or by which the Company is bound, any law or regulation or, so far as is known to me, any order or regulation of any court, governmental instrumentality or arbitrator, and which conflict or breach is material to the Company and its Subsidiaries, taken as a whole.

In passing upon the forms of the Registration Statement and the Prospectus, I necessarily assume the correctness and completeness of the statements made or included therein by the Company and take no responsibility therefor, except insofar as such statements relate to me and as set forth in the Prospectus under the heading “Legal Opinions” and in paragraph 6 above. In the course of the preparation by the Company of the Registration Statement and the Prospectus, I had conferences with certain of its officers and representatives, with other counsel for the Company and with PricewaterhouseCoopers LLP, the independent registered public accounting firm who examined certain of the Company’s internal controls over financial reporting and the financial statements incorporated by reference in the Registration Statement. My examination of the Registration Statement and the Prospectus, and my discussions in the above-mentioned conferences did not disclose to me any information which gives me reason to believe that, at the time of the Registration Statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agent, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the time it was filed electronically with the Commission pursuant to Rule 424, and the Prospectus, as amended or supplemented at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement or in the Prospectus.
This opinion is limited to the laws of the State of Minnesota and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of New York law, I have relied, with your consent, upon the opinion of even date herewith rendered to you by Morgan, Lewis & Bockius LLP, New York, New York. As to all matters of Minnesota law, Morgan, Lewis & Bockius LLP, is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to them.
Very truly yours,
Deborah A. Amberg

Exhibit D
[Letterhead of Morgan, Lewis & Bockius LLP]
[Date]
Lampert Capital Markets, Inc.
477 Madison Avenue, Ste. 230
New York, NY 10022

Ladies and Gentlemen:

Reference is made to the sale by ALLETE, Inc., a Minnesota corporation (“Company”), of up to 3,147,753 shares of its common stock, without par value (“Common Stock” or the “Shares”), pursuant to Third Amended and Restated Distribution Agreement, dated August 2, 2012, as amended by Amendment No. 1 to Third Amended and Restated Distribution Agreement, dated August 5, 2013, by an Assignment and Assumption of and Amendment No. 2 to Third Amended and Restated Distribution Agreement, dated February 13, 2014, and by an Amendment No. 3 to Third Amended and Restated Distribution Agreement, dated May 7, 2014 (collectively, the “Agreement”) between the Company and Lampert Capital Markets, Inc., as successor to KCCI, Ltd. (the “Agent”).
We have acted as counsel for the Company and we have participated in the preparation of or reviewed (a) Registration Statement No. 333‑190335, as filed by the Company with the Securities and Exchange Commission (“SEC”) for the registration of an indeterminate amount of Common Stock and one or more series of the Company’s first mortgage bonds under the Securities Act of 1933, as amended (the “Securities Act”); (b) the prospectus, dated August 2, 2013, constituting part of the Registration Statement, as amended and supplemented by a prospectus supplement, dated May 7, 2014, relating to the Shares (“Prospectus”); (c) the Agreement; and (d) the petition filed by the Company with the Minnesota Public Utilities Commission (“MPUC”), dated _____________, seeking approval of the Company’s capital structure and authorization to issue the Shares. In addition, we have reviewed the order issued by the MPUC, dated _____________ (“Order”), in response to said petition.
In furnishing this opinion, we have examined the Amended and Restated Articles of Incorporation, as amended (the “Charter”), and the Bylaws, as amended (“Bylaws”), of the Company, and have made such further investigation and examined such further documents and records of the Company and certificates of public officials as we have deemed necessary or appropriate for purposes of this opinion. We have also reviewed all corporate proceedings taken by the Company in respect of the authorization of the Agreement and the issuance and sale of the Shares thereunder.
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, (iii) the genuineness of all signatures other than on behalf of the Company, (iv) the legal capacity of natural persons, (v) the power, corporate or otherwise, of all parties other than the Company to enter into and to perform all of its obligations under such documents, and (vi) the due authorization, execution and delivery of all documents by all parties other than the Company.
For purposes of the opinions contained herein, we have made no independent investigation of the facts referred to herein, and with respect to such facts have relied, for the purpose of rendering this opinion and except as otherwise stated herein, exclusively on the statements contained and matters provided for in the Agreement and such other documents relating to the Agreement as we have deemed advisable, including the factual representations, warranties and covenants contained therein as made by the respective parties thereto and assumed that any such statement or representation that was given or dated on or prior to the date hereof continues to remain accurate and complete, insofar as relevant to our opinion, from such earlier date through and including the date of this opinion.
Upon the basis of our familiarity with these transactions and with the Company’s properties and affairs generally, we are of the opinion that:
1.The Shares have been duly authorized for issuance and sale and, upon delivery to the Agent against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and non‑assessable, and will not be subject to any preemptive or similar right.

2.The Order has been issued by the MPUC certifying the Company’s capital structure and to the best of our knowledge, said Order is still in full force and effect; and assuming the Company complies with the capital structure, equity ratio and other provisions of the Order, no further approval, authorization, consent or order of any public board or body (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which we express no opinion) is legally required for the authorization of the issuance and sale of the Shares, it being understood that any future authorizations of the MPUC referenced in Section 6(e) of the Agreement shall be addressed in a subsequent written opinion delivered pursuant to Section 6(e) of the Agreement.

3.The Registration Statement and the Prospectus (except as to the financial statements and other financial or statistical data contained therein, upon which we do not pass) comply as to form in all material respects with the requirements of the Securities Act and the applicable instructions, rules and regulations of the SEC thereunder; the Registration Statement has become, and at the date hereof the Registration Statement is, effective under the Securities Act, and to the best of our knowledge no proceedings for a stop order with respect thereto are pending or threatened under Section 8 of the Securities Act.

4.The statements set forth in the Prospectus under the caption “Description of Common Stock” constitute a summary of the securities, documents and instruments therein described, are accurate and fairly present the information contained therein in all material respects.

5.The Company has full power and authority to enter into the Agreement. The Agreement has been duly executed and delivered by the Company.

6.Neither the issue and sale by the Company of the Shares as contemplated by the Agreement nor the consummation by the Company of the other transactions contemplated by the Agreement conflicts with, or results in a breach of, the Charter or Bylaws of the Company, and which conflict or breach is material to the Company and its Subsidiaries, taken as a whole.

In passing upon the forms of the Registration Statement and the Prospectus, we necessarily assume the correctness and completeness of the statements made or included therein by the Company and take no responsibility therefor, except insofar as such statements relate to us and in paragraph 4 above. In the course of the preparation by the Company of the Registration Statement and the Prospectus, we had conferences with certain of its officers and representatives, with other counsel for the Company and with PricewaterhouseCoopers LLP, the independent registered public accounting firm who examined certain of the Company’s internal controls over financial reporting and the financial statements incorporated by reference in the Registration Statement. Our examination of the Registration Statement and the Prospectus, and our discussions in the above‑mentioned conferences did not disclose to us any information which gives us reason to believe that, at the time of the Registration Statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agent, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the time it was filed electronically with the Commission pursuant to Rule 424, and the Prospectus, as amended or supplemented at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement or in the Prospectus.
This opinion is limited to the laws of the States of New York , Minnesota and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of Minnesota law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Deborah A. Amberg, Esq., Senior Vice President, General Counsel and Secretary of the Company. As to all matters of Minnesota law, Deborah A. Amberg, Esq. is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to her.
Very truly yours,
Morgan, Lewis & Bockius LLP